Exhibit 10.21
AGREEMENT

THIS AGREEMENT (the “Agreement”) is made and entered into among the following parties as of December 30, 2010 in Fujian, the People’s Republic of China (“China” or the “PRC”):

Party A:	Putian Asia Success Cereals & Oils Technical Service Co., Ltd.
Address:	No. 999, Houguo Street, Sanjiangkou Town, Hanjiang District, Putian City
Party B:	Fujian Grand Farm Foods Development Co., Ltd.
Address:	No. 2089, Hanhua East Road, Guohuan Town, Hanjiang District, Putian City
Party C:	Yao Jianshan
ID No.:	350303690720035
Party D:	Yao Jianxin
ID No.:	350303197201280334

WHEREAS:

1.	Party A is a wholly foreign-owned enterprise duly incorporated and validly existing under the laws of the PRC;

2.	Party B is a limited liability company duly incorporated and validly existing under the laws of the PRC;

3.	Party C and Party D are shareholders of Party B who collectively own 100% of the equity interests of Party B (the “Equity Interests”);

4.
Party A has established a business relationship with Party B pursuant to a certain Exclusive Technical Consulting Service Agreement with Party B dated as of September 25, 2010 (the “Service Agreement”), and in connection therewith, has also entered into a certain Operating Agreement (the “Operating Agreement”), a certain Equity Interest Pledge Agreement (the “Pledge Agreement”) and a certain Exclusive Equity Interest Purchase Agreement (the “Purchase Agreement”) with Party B, Party C and Party D dated as of the same date, and Party C and Party D have each also executed a certain Power of Attorney in favor of Party A dated as of the same date (collectively the “VIE Agreements”);

5.
Pursuant to the Service Agreement, Party B shall pay 85% of its annual net profit to Party A as a consulting fee, and pursuant to the Pledge Agreement, Party A shall be entitled to 15% of Party B’s annual net profit;

6.
Pursuant to the Operating Agreement, Party B shall not conduct any transaction which may materially affect its assets, obligations, rights or operations without Party A’s prior written consent, and pursuant to the Purchase Agreement, Party B shall not allot any dividend to any shareholder without the prior written consent of Party A;

7.
Pursuant to the Power of Attorney, Party C and Party D have authorized Party A to exercise all of their shareholder’s rights associated with the Equity Interests, and they may exercise such rights as entrusted to Party A only upon Party A’s consent; and

8.
Party C and Party D desire to declare, and Party B desires to distribute, a portion of Party B’s unappropriated earnings from its establishment to 2009 as dividend, and Party A agrees to such declaration and distribution subject to the terms and conditions of this Agreement as set forth below.

NOW THEREFORE, through mutual discussion, all parties to this Agreement have agreed as follows:

1.
Party A hereby consents and authorizes, and Party B, Party C and Party D hereby jointly agree that, Party C and Party D are entitled to declare 52% of Party B’s unappropriated earnings from Party B’s establishment to 2009 in the aggregate amount of RMB 66,200,000 (USD$10,000,000) as dividend (the “Dividend”), and further agree that Party B shall distribute the Dividend to Party C and Party D pro rata to their respective ownership percentage of the Equity Interests as follows:

Party C	99.75%	66,034,500 RMB (as 9,975000 USD)
Party D	0.25%	165,500 RMB (as 25,000 USD)

2.
Party A hereby consents and authorizes, and Party B, Party C and Party D hereby jointly agree that, Party C and Party D are entitled to exercise their respective shareholder’s rights in connection with the declaration and distribution of the Dividend by Party B, and further agree that Party C and Party D shall execute all shareholder resolutions in connection therewith as may be required by the laws and regulations of the PRC as well as Party B’s articles of association.

3.
Except as otherwise contemplated by this Agreement, Party C and Party D shall not declare any other of Party B’s unappropriated earnings as dividend, and Party B shall not distribute same to Party C and/or Party D, including the remaining 48% of unappropriated earnings of Party B from its establishment to 2009 in the aggregate amount of RMB 61,049,051 (USD$8,144,938), as well as Party B’s unappropriated earnings for 2010 and thereafter.

4.
Party A hereby agrees that its consents and authorizations provided herein shall constitute such consents and authorizations as required under the VIE Agreements, and hereby waives all breach of the terms of the VIE Agreements by Party B, Party C and Party D in connection with or arising from the Dividend, if any.

5.	This Agreement has been passed through the internal approval of Party A and Party B as required by the laws and regulations of the PRC as well as their respective articles of association.

6.
Upon its execution, this Agreement shall come into effect as of the date first set forth above, and shall remain in full force and effect so long as the Service Agreement and the Pledge Agreement remain in effect.

7.	Any amendment and supplement of this Agreement shall be made in writing and duly executed by all parties, which shall be deemed a part of, and shall have the same legal effect as, this Agreement.

8.	This Agreement shall be governed by and interpreted according to the laws of the PRC.

9.
The parties shall strive to settle any dispute arising from the interpretation or performance of this Agreement through friendly consultation. In case no settlement can be reached through consultation, each party can submit such matter to China International Economic and Trade Arbitration Commission (“CIETAC”) for arbitration in accordance with the then effective rules of CIETAC. The arbitration proceedings shall take place in Beijing and shall be conducted in Chinese. The arbitration award shall be final and conclusive and binding upon all the parties.

10.	Each party shall bear its own tax, costs and expenses in connection with this Agreement and the transactions contemplated herein.

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Party A: Putian Asia Success Cereals & Oils Technical Service Co., Ltd
Authorized Representative: Yao Jianshan
Seal: [seal]

Party B: Fujian Grand Farm Foods Development Co., Ltd.
Authorized Representative: Yao Jianshan
Seal: [seal]

Party C: Yao Jianshan
Signature: /s/ Yao Jianshan

Party D: Yao Jianxin
Signature: /s/ Yao Jianxin